Exhibit 10.3
SECOND OMNIBUS AMENDMENT
This SECOND OMNIBUS AMENDMENT, dated as of July 1, 2011 (this “Amendment”), is entered into by and among IRVINE SENSORS CORPORATION, a Delaware corporation (the “Company”), COSTA BRAVA PARTNERSHIP III L.P., in its capacity as Holder Representative under the Promissory Notes (as such term is defined below) and under the Senior Subordinated Notes (as such term is defined below) (in such capacity, together with any successor appointed pursuant to the terms of the Notes, the “Holder Representative”), and each of the Holders of the Promissory Notes, the Senior Subordinated Notes and the New Notes (as such term is defined below) listed on the signature pages hereto.
RECITALS
A. The Company has issued and may in the future issue up to $11,020,800 in aggregate principal amount of 12% Subordinated Secured Convertible Notes due 2015, pursuant to that certain Securities Purchase Agreement, dated as of December 23, 2010, among the Company and the initial holders of such Notes (the “Securities Purchase Agreement”). The terms of such Notes are set forth in the form of Subordinated Secured Convertible Note attached to the Securities Purchase Agreement (each of the promissory notes issued from time to time in such form, as amended by that certain Omnibus Amendment (the “Omnibus Amendment”), dated as of March 16, 2011, by and among the Company and the Holder Representative, including the Milestone Notes (as such term is defined in the Securities Purchase Agreement), a “Promissory Note” and collectively, the “Promissory Notes”).
B. The Company has issued $4,000,000 in aggregate principal amount of 12% Senior Subordinated Promissory Notes due 2013 (such promissory notes, as issued, the “Senior Subordinated Notes”).
C. The Company’s obligations under the Promissory Notes are secured by liens on substantially all of its assets pursuant to that certain Security Agreement, dated as of December 23, 2010, between the Company and the Holder Representative (as amended by the Omnibus Amendment, the “Security Agreement”).
D. The Company’s obligations under the Senior Subordinated Notes are secured by liens on substantially all of its assets pursuant to that certain Security Agreement, dated as of March 16, 2011, between the Company and the Holder Representative (the “Senior Subordinated Note Security Agreement” and together with the Security Agreement, the “Security Agreements”).
E. The Company now wishes to issue up to $7,000,000 (the “New Financing”) in 12% Subordinated Secured Convertible Notes due 2015 (the “New Notes”) to Costa Brava Partnership III L.P. (“Costa Brava”), The Griffin Fund, LP (“Griffin”) and certain other investors (such additional investors, collectively with Costa Brava and Griffin, the “Purchasers”), and the Purchasers have agreed to provide the New Financing, subject to certain conditions precedent set forth below in Section 7.

F. The Company desires to amend and modify the terms of the Promissory Notes, the Senior Subordinated Notes and the Security Agreements to permit the New Financing, and the undersigned Holders (consisting, collectively, of the Required Holders (as defined in the Promissory Notes and the Senior Subordinated Notes) (the “Required Holders”)) and the Holder Representative, acting at the direction of the Required Holders, have agreed to such amendments and modifications and have further agreed with the Purchasers to the intercreditor provisions set forth herein.
ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1 Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Promissory Notes, the Senior Subordinated Notes and the Security Agreements, as applicable.
SECTION 2 Amendments to the Promissory Notes. Each of the Promissory Notes shall be amended as follows:
(a) The definition of “Permitted Indebtedness” in Section 31 thereof is hereby amended and restated in its entirety as follows:
““Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder Representative and approved by the Holder Representative in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of six percent (6%) per annum, (B) Indebtedness secured by Permitted Liens, (C) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (D) any Bridge Notes, (E) senior subordinated Indebtedness in an aggregate principal amount not to exceed $4,000,000 owing to Costa Brava Partnership III L.P., The Griffin Fund, LP and to certain other investors (on substantially the same terms as such Indebtedness owing to Costa Brava Partnership III L.P.), (F) Indebtedness evidenced by 12% Subordinated Secured Convertible Notes due 2015 in an aggregate principal amount not to exceed $7,000,000 owing to Costa Brava Partnership III L.P., The Griffin Fund, LP and to certain other investors (on substantially the same terms as such Indebtedness owing to Costa Brava Partnership III L.P. and The Griffin Fund, LP) (G) Indebtedness owing to or held by Summit Financial Resources, L.P. incurred by the Company (but in the case of any such obligations in respect of principal, limited to an aggregate principal amount not more than $500,000 in excess of the aggregate principal amount of the Indebtedness owing under this clause (G) on March 16, 2011) to factor or finance its accounts receivable, and (H) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (A) through (F) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.”1

(b) The definition of “Permitted Liens” in Section 31 thereof is hereby amended and restated in its entirety as follows:
““Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens securing the Company’s obligations under the Indebtedness described in clauses (E), (F) and (G) of the definition of “Permitted Indebtedness” (but in the case of any Indebtedness described in such clause (G), limited to the security interests granted under the agreement governing such Indebtedness as in effect on the Initial Closing Date), (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (x) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(a)(vi).”
SECTION 3 Amendments to the Senior Subordinated Notes. Each of the Senior Subordinated Notes shall be amended as follows:
(a) Section (1)(b) thereof is hereby amended and restated in its entirety as follows:
“Mandatory. The “Maturity Date” shall be the earlier to occur of March 16, 2013, and the fourth (4th) Business Day following the delivery of a written notice from the Holder to the Company requesting the repayment of all or part of the outstanding Principal and accrued and unpaid Interest thereon (the “Demand Notice”); provided, however, that the Company shall not be

[1]	Note: Underlining indicates new or amended language.

obligated to make any such repayment prior to July 16, 2012. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder in cash an amount equal to the outstanding Principal and accrued and unpaid Interest thereon or, if less, the amount of outstanding Principal and accrued and unpaid Interest set forth in the Demand Notice (the “Demand Amount”). If the Demand Amount is less than the Principal balance outstanding on the Note, the Company will issue a new Note (in accordance with Section 21(d)) to the Holder representing the remaining Principal balance.”
(b) The definition of “Permitted Indebtedness” in Section 31 thereof is hereby amended and restated in its entirety as follows:
““Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder Representative and approved by the Holder Representative in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of six percent (6%) per annum, (B) Indebtedness secured by Permitted Liens, (C) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (D) any Bridge Notes, (E) Indebtedness owing under the Company’s 12% convertible secured notes due 2015, in an aggregate amount not to exceed $11,020,800 (the “Convertible Notes”), (F) Indebtedness owing under the Company’s 12% convertible secured notes due 2015 in an aggregate principal amount not to exceed $7,000,000 (the “New Convertible Notes”) (G) Indebtedness owing to or held by Summit Financial Resources, L.P. incurred by the Company (but in the case of any such obligations in respect of principal, limited to an aggregate principal amount not more than $500,000 in excess of the aggregate principal amount of the Indebtedness owing under this clause (G) on the Initial Closing Date) to factor or finance its accounts receivable (the “Summit Debt”) and (H) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (A) through (F) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.”
(c) The definition of “Permitted Liens” in Section 31 thereof is hereby amended and restated in its entirety as follows:
““Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens securing the Convertible Notes, provided that such Liens are junior to the Liens securing the Notes, (vii) Liens securing the New Convertible Notes, provided that such Liens are junior to the Liens securing the Notes, (viii) Liens securing the Summit Debt (but limited to the Liens granted under the agreement governing such Indebtedness as in effect on the Initial Closing Date), (ix) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (viii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (x) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (xii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(a)(vi).”
SECTION 4 Amendment to the Security Agreement. The Security Agreement shall be amended as follows:
(a) The definition of “Permitted Liens” in Section 2 of the Security Agreement is hereby amended and restated in its entirety as follows:
““Permitted Liens” means the liens and security interests permitted by the Notes (as amended by that certain Second Omnibus Amendment, dated as of July 1, 2011, by and among the Debtor, the Holder Representative, Costa Brava, Griffin, and certain other investors party thereto), including, for the avoidance of doubt, the liens and security interests securing Debtor’s obligations with respect to the Existing Secured Note.”
SECTION 5 Amendment to the Senior Subordinated Note Security Agreement. The Senior Subordinated Note Security Agreement shall be amended as follows:
(a) The definition of “Permitted Liens” in Section 2 of the Senior Subordinated Note Security Agreement is hereby amended and restated in its entirety as follows:
““Permitted Liens” means the liens and security interests permitted by the Notes (as amended by that certain Second Omnibus Amendment, dated as of July 1, 2011, by and among the Debtor, the Holder Representative, Costa Brava, The Griffin Fund, LP, and certain other investors party thereto), including, for the avoidance of doubt, the liens and security interests securing Debtor’s obligations with respect to the Existing Secured Note.”

SECTION 6 Intercreditor Provisions.
(a) Subject to the security interests of the Existing Secured Note Holder, the New Secured Note Holders and Summit (as such terms are defined in the Security Agreement), notwithstanding the date, manner and order of perfection of the security interests in and liens on the Collateral (as such term is defined in the Security Agreement and the security agreement being entered into in connection with the New Notes) and notwithstanding any provision of the Uniform Commercial Code, as in effect in any state of appropriate jurisdiction, or any other applicable law or decision, as among the holders of Promissory Notes and the Purchasers of New Notes (each, a “Creditor”), (i) each Creditor shall rank pari passu with respect to their respective security interests in the Collateral and (ii) upon any foreclosure, sale or other disposition in liquidation of all or any part of the Collateral, each Creditor shall share in the resulting income pertaining to and the proceeds of such foreclosure, sale or other disposition in liquidation of the Collateral pro rata in the manner set forth in Section 6(f) below.
(b) Subject to the security interests of the Existing Secured Note Holder, the New Secured Note Holders and Summit, and except as expressly provided herein, this Amendment shall not limit or impair the right of a Creditor to take any action permitted under their respective Promissory Notes or New Notes. Subject to the security interests of the Existing Secured Note Holder, the New Secured Note Holders and Summit, to the extent otherwise permitted under the Promissory Notes or New Notes, as applicable, that a Creditor holds, a Creditor may proceed to accelerate or demand payment of the Obligations (as such term is defined in the Security Agreement and the security agreement being entered into in connection with the New Notes) payable to it, and enforce any other right or remedy available to it against the Company; provided, however, (i) if a Creditor accelerates or demands payment of any Obligations payable to it, or if there is an automatic acceleration or demand for payment of any Obligations payable to such Creditor under the terms of their respective Promissory Notes or New Notes as the result of the filing of a petition in bankruptcy or similar event, such Creditor shall on the date of such acceleration or demand for payment (or promptly following an automatic acceleration or demand) give written notice of acceleration or demand to the other Creditor; (ii) prior to enforcing any right to foreclose or otherwise realize on the Collateral after acceleration or demand for payment of the Obligations, or any of them, a Creditor shall give at least 10 days’ prior written notice to the other Creditor of its any other right or remedy intention to enforce such right; and (iii) prior to enforcing any other right or remedy available to it against the Company or the Collateral, a Creditor shall give at least three business days’ prior written notice to the other Creditor of its intention to enforce such right or remedy. With the agreement of the other Creditor, such 10-day and three-day notice requirements may be waived or reduced at any time.

(c) Subject to the security interests of the Existing Secured Note Holder, the New Secured Note Holders and Summit, it is the intention of the Creditors that whenever practicable, any foreclosure or other realization on the Collateral after acceleration or demand for payment of the Obligations, or any of them, shall be coordinated among the Creditors and constitute a common foreclosure or realization on behalf of the Creditors. Each Creditor agrees to endeavor in good faith to consult with the other Creditor prior to any foreclosure or other realization on the Collateral after acceleration or demand for payment of the Obligations, or any of them, in order to agree on a common course of action; provided, however, that, to the extent otherwise permitted under the Promissory Notes or New Notes to which it is a party, a Creditor may proceed immediately to realize on Collateral without any such consultation if it determines in its commercially reasonable discretion that the time necessary for such consultation would diminish the proceeds of such realization. Subject to the foregoing, if any Creditor shall have notified the other Creditor pursuant to Section 6(b), above, of its intention to enforce any right to foreclose or otherwise realize on the Collateral after acceleration or demand for payment of the Obligations, or any of them, and if such Creditor shall have thereafter determined within the 10-day period referred to in Section 6(b) above, to enforce such right, then such Creditor (a “Foreclosing Creditor”) shall proceed to foreclose and realize on the Collateral on its own behalf and as agent on behalf of the other Creditor (the “Non-Foreclosing Creditor”). The method of foreclosure or other realization on the Collateral (including, without limitation, the acceptability of any bid at any foreclosure sale or transfer in lieu of foreclosure and the method of collection of accounts receivable or other rights to payment) shall be determined by the Foreclosing Creditor after consultation with the Non-Foreclosing Creditor, as the case may be, provided that any such foreclosure or realization shall be conducted by the Foreclosing Creditor in good faith and in a commercially reasonable and expeditious manner, and further provided that the Foreclosing Creditor shall have no right to bid in any Obligations payable to the Non-Foreclosing Creditor without the express written consent of the Non-Foreclosing Creditor. The Non-Foreclosing Creditor hereby agrees to provide the Foreclosing Creditor with any documents or powers necessary for the Foreclosing Creditor to foreclose and realize on the Collateral on behalf of the Non-Foreclosing Creditor, as provided above. Except as otherwise provided above, and subject to the requirements of Section 6(b) above, each Creditor shall have the authority to and may proceed at any time to foreclose and realize on the Collateral to the extent otherwise permitted under the Promissory Notes or New Notes to which it is a party.
(d) Each Creditor shall be entitled to collect from the Company all payments of all Obligations payable to such Creditor at the time and in the manner specified in the Promissory Note or New Note held by such Creditor. In the event of receipt of such payments from the Company by a Creditor prior to acceleration or demand for payment of the Obligations, or any of them, such payments shall belong to such Creditor as its own property and such Creditor shall have no obligation under this Amendment to hold or remit any part of such payments for the account of any other Creditor.
(e) In the event of receipt of any payments from the Company by a Creditor on account of the Obligations payable to such Creditor after acceleration or demand for payment of the Obligations of any of them, such payments shall be held in trust by such Creditor, and shall be promptly applied to the payment of the Obligations in the manner set forth in Section 6(f) below.
(f) In the event of the acceleration or demand for payment of the Obligations, or any of them, or of any foreclosure, sale or other disposition in liquidation of the Collateral, all moneys collected or received by the Creditors on account of the Obligations or in respect of the Collateral in excess of the amounts paid to discharge prior liens upon the Collateral shall be applied to the payment of all proper costs and expenses, if any, incurred in the collection thereof or for the protection of the Collateral pro rata in accordance with the amount of such costs and expenses, and the balance of such moneys shall be applied pro rata to the payment of the Promissory Notes and New Notes in that proportion which the amount of such Obligations payable to each Creditor bears to the aggregate amount of such Obligations taken as a whole.

SECTION 7 Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:
(a) The Holder Representative’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:
(1) counterparts of this Amendment, executed and delivered by the Company, the Holder Representative, Costa Brava and Griffin;
(2) a copy of a good standing certificate of the Company;
(3) copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the documents and instruments to be delivered pursuant hereto;
(4) a copy of the certificate of incorporation and by-laws of the Company, certified by the Secretary of the Company; and
(5) a certificate of incumbency, executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents and instruments to be delivered pursuant hereto.
(b) The Company shall have entered into the Security Agreement, in substantially the form attached as Exhibit A; and
(c) The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under the New Financing.
SECTION 8 Effect of Amendment. Upon the Effective Date, (i) the applicable portions of this Amendment shall be a part of each Promissory Note, Senior Subordinated Note or the Security Agreements, as the case may be, each as amended hereby, and (ii) each reference in any such document to “this Note”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to any of the Promissory Notes, the Senior Subordinated Notes or the Security Agreements shall mean and be a reference to the Promissory Notes, the Senior Subordinated Notes or the Security Agreements, as the case may be, as amended hereby. Except as expressly amended hereby, each of the Promissory Notes, the Senior Subordinated Notes and the Security Agreements amended herein shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 9 Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. Each of the parties hereto other than the Company further represents and warrants that it is (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, (ii) acquiring the New Notes (and the shares of the Company’s common stock issuable upon conversion thereof) for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933 or any applicable state securities laws and (iii) aware that the New Notes (and the shares of the Company’s common stock issuable upon conversion thereof) are “restricted securities” under the federal securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933 and under applicable state securities laws or an exemption from such registration is available.
SECTION 10 Consent. Pursuant to Section 19 of each of the Promissory Notes and the Senior Subordinated Notes, the Required Holders hereby consent to the terms of the amendments to the Promissory Notes, the Senior Subordinated Notes and the Security Agreements contained in this Amendment and direct the Holder Representative to enter into this Amendment.
SECTION 11 Governing Law; Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile.
[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first above written.

IRVINE SENSORS CORPORATION
By:	/s/ John J. Stuart, Jr.
	Name:	John J. Stuart, Jr.
	Title:	Sr. VP & CFO
Second Omnibus Amendment

COSTA BRAVA PARTNERSHIP III L.P., as a Holder of Promissory Notes, Senior Subordinated Notes and New Notes

By:	Roark, Rearden & Hamot, LLC,
its General Partner

By:	/s/ Seth W. Hamot

	Name:	Seth W. Hamot
	Title:	President
Second Omnibus Amendment

THE GRIFFIN FUND LP, as a Holder of Promissory Notes, Senior Subordinated Notes and New Notes

By:	Griffin Partners, LLC,
its General Partner

By:	/s/ Chester White

	Name:	Chester White
	Title:	Managing Partner
Second Omnibus Amendment

as a Holder of New Notes

By:

Name:
Title:
Second Omnibus Amendment

COSTA BRAVA PARTNERSHIP III L.P., as Holder Representative

By:	Roark, Rearden & Hamot, LLC, its General Partner

By:	/s/ Seth W. Hamot

	Name:	Seth W. Hamot
	Title:	President
Second Omnibus Amendment

Exhibit A
Security Agreement
[See Attached]
Second Omnibus Amendment